SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007

U.S. Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10238	52-1216347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Lexington Avenue 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-8901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 16, 2007, U.S. Energy Systems, Inc. (the “Company”) issued a press release announcing an agreement in principle between its subsidiary, US Energy Biogas Corp. (“USEB”) and the Countryside Power Income Fund (“Countryside”) concerning Countryside’s claims in USEB’s Chapter 11 filing in the United States Bankruptcy Court for the Southern District of New York. The agreement in principle with Countryside provides for Countryside Canada Power Inc., a subsidiary of Countryside, to have an allowed secured claim of approximately US$99,000,000. Under the agreement, the secured claim is the only allowed claim Countryside will have in the Chapter 11 case. Countryside has agreed to forego claims arising out of the Royalty Agreement, dated April 8, 2004, between USEB and Countryside and the Development Agreement, dated April 8, 2004, between USEY and Countryside. The agreement is subject to approval by the United States Bankruptcy Court in the Southern District of New York, as well as each party’s respective boards. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1        Press Release of U.S. Energy Systems, Inc. dated January 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

By:	/s/ Asher E. Fogel
Asher E. Fogel
CEO and President

Dated: January 17, 2007